EXHIBIT (8)(a)(l)
Amendment No. 2 to Participation Agreement (AIM)
AMENDMENT NO. 2
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated December 18, 1996, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware corporation, and Merrill Lynch Life Insurance Company, an Arkansas life insurance company, is hereby amended as follows:
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A

FUNDS AVAILABLE UNDER THE	SEPARATE ACCOUNTS	CONTRACTS FUNDED BY THE
CONTRACTS	UTILIZING THE FUNDS	SEPARATE ACCOUNTS

AIM V.I. Capital Appreciation Fund	Merrill Lynch Life Variable Annuity	Merrill Lynch Retirement Plus
AIM V.I. International Equity Fund	Separate Account A	Merrill Lynch Investor Life
AIM V.I. Value Fund
	Merrill Lynch Variable Life	Merrill Lynch Investor Life Plus
Separate Account
Merrill Lynch Estate Investor I
	Merrill Lynch Life Variable Life	Merrill Lynch Estate Investor II
	Separate Account II	Prime Plan V, VI, 7

Prime Plan Investor

Merrill Lynch Retirement Power
     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective Date: April 3, 2000

AIM VARIABLE INSURANCE FUNDS, INC.

Attest:	/s/ [ILLEGIBLE] Assistant Secretary	By:	/s/ [ILLEGIBLE] President

(SEAL)

A I M DISTRIBUTORS, INC.

Attest:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
	Assistant Secretary		President

(SEAL)

MERRILL LYNCH LIFE INSURANCE COMPANY

Attest:	/s/ [ILLEGIBLE] Assistant Secretary	By:	/s/ [ILLEGIBLE] President

(SEAL)